POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints David C. Frydenlund as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Energy Fuels Inc. (the
"Company"), Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations thereunder and any Form ID,
Uniform Application for Access Codes to File on Edgar, or
Update Passphrase Form;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete
and execute any such Forms 3, 4 or 5, Form ID or Update Passphrase
Form and timely file such forms (including amendments thereto)
and application with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing
whatsoever requisite, necessary or proper to be
done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with
full power of substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this power
of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company
assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned agrees that such attorney-in-fact herein may rely entirely on information furnished orally or in writing by
the undersigned to such attorney-in-fact.  The undersigned
also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities
 (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts
in the information provided by the undersigned to such
attorney-in fact for purposes of executing, acknowledging,
delivering or filing Forms 3, 4 or 5 (including amendments
thereto), Form ID or Update Passphrase Form and agrees to
reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with
investigating or defending against any such loss, claim,
damage, liability or action.

This Power of Attorney supersedes any power of attorney
previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior Powers of
Attorney"), and the authority of the attorney-in-fact
named in any Prior Powers of Attorney is hereby revoked.
The undersigned hereby ratifies all documents executed by
David C. Frydenlund on the undersigned's
behalf prior to the date of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 or 5 with respect to the undersigned's holdings of
and transactions n securities issued by the Company,
unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b)
superseded by a new power of attorney regarding
the purposes outlined in the first paragraph hereof
dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 30th
day of January 2023.

/s/ Robert W. Kirkwood
Robert W. Kirkwood